UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                May 8, 2015

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 8, 2015, Oceaneering International, Inc. (“Oceaneering”) held its annual meeting of shareholders. The matters voted on and the number of votes cast for or against (or withheld, in the case of item 1, below), as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

1.
The three nominees proposed by the Board of Directors were elected as Class II directors for a three-year term that is scheduled to expire at Oceaneering’s 2018 annual meeting of shareholders, and the voting results are set forth below:

Name of Director	For	Withheld	Broker Non-Votes

John R. Huff	80,208,876	5,359,998	4,508,169
M. Kevin McEvoy	83,055,190	2,513,684	4,508,169
Steven A. Webster*	74,915,447	10,653,427	4,508,169
*Following his election at the annual meeting of shareholders, Oceaneering’s Board of Directors changed Mr. Webster’s designation from Class III director to Class II director.

2.	Oceaneering’s Amended and Restated 2010 Incentive Plan was approved, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

81,096,645	4,354,331	117,898	4,508,169

3.	The compensation of Oceaneering’s named executive officers was approved, on an advisory basis, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

81,278,124	3,950,175	340,575	4,508,169

4.	The appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2015 was ratified, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

89,414,163	504,343	158,537	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	May 11, 2015	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel, Secretary

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